UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

LAYNE CHRISTENSEN COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Hughes Landing Blvd, Suite 700

The Woodlands, Texas 77380

(Address of principal executive offices)

(281) 475-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

In the first quarter of fiscal year 2014, Layne Christensen (the “Company”) revised its reportable segments to align with changes in the operating responsibility for certain of the Company’s operations. Our Specialty Drilling group and operations in Ethiopia have been moved from the Water Resources division to the Mineral Exploration division. We have also moved certain of our purchasing groups out of the Water Resources division into our Other division as they are now focusing on worldwide purchasing for all divisions. Lastly, we have separated the Energy Services division from the Other division and are presenting it as a separate segment due to the expected growth. The changes mentioned are reflected in the financial information that is provided to our chief operating decision maker.

In addition to the change in reportable segments, the Company sold its SolmeteX operations on July 31, 2013, after classifying it as held for sale and determining it qualified for a discontinued operation in the first quarter of fiscal year 2014.

We initially presented and reported financial information following the new reportable segments as well as discontinued operations in the Quarterly Report on Form 10-Q for the three months ended April 30, 2013.

Our audited consolidated financial statements as of January 31, 2013 and 2012, and for each of the three years in the period ending January 31, 2013, included as Exhibit 99.4 to this report, have been adjusted to reflect the new segment reporting and discontinued operations, for all periods presented.

The information contained in this report on Form 8-K updates and supersedes the original filing of the Annual Report on Form 10-K for the year ended January 31, 2013 as described in Item 9.01. This Form 8-K filing does not modify or update other disclosures as presented in the original filing of the Annual Report on Form 10-K for the year ended January 31, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 23.1 Consent of Deloitte & Touche LLP

Exhibit 99.1 an updated Part I, Item 1 (Business) to conform to our new segment structure (excluding the Business Strategy, Seasonality, Regulation and Employee sections which were not affected by the new segment structure).

Exhibit 99.2 an updated Part II, Item 6 (Selected Financial Data) to adjust for our discontinued operation.

Exhibit 99.3 an updated Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operation), which conforms the discussion to our revised operating segment structure, operating responsibility and reporting of discontinued operations for our results of operations for the year ended January 31, 2013 compared to the year ended January 31, 2012 and for the year ended January 31, 2012 compared to the year ended January 31, 2011.

Exhibit 99.4 an updated Part II, Item 8 (Financial Statements and Supplementary Data) to present the revised operating segment structure as well as discontinued operations.

Exhibit**101.	INS XBRL Instance Document
**101.	SCH XBRL Taxonomy Extension Schema Document
**101.	CAL XBRL Taxonomy Extension Calculation Linkbase Document
**101.	DEF XBRL Taxonomy Extension Definition Linkbase Document
**101.	LAB XBRL Taxonomy Extension Label Linkbase Document
**101.	PRE XBRL Taxonomy Extension Presentation Linkbase Document

Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise not subject to liability under those sections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: November 4, 2013	By:	/s/ Martha R. Vance
Martha R. Vance Vice President & Chief Accounting Officer

Date: November 4, 2013		/s/ James R. Easter
James R. Easter
Senior Vice President & Chief Financial Officer

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